JOINT FILING INFORMATION

Reporting Person:	Cyrus Opportunities Master Fund II, Ltd.
Address:	399 Park Avenue, 39th Floor New York, NY 10022
Designated Filer:	Stephen C. Freidheim
Issuer and Symbol:
Date of Event Requiring Statement:	10/01/10
Signature:	/s/ Stephen C. Freidheim, authorized signatory
Reporting Person:	Cyrus Capital Partners, LP
Address:	399 Park Avenue, 39th Floor New York, NY 10022
Designated Filer:	Stephen C. Freidheim
Issuer and Symbol:
Date of Event Requiring Statement:	10/01/10
Signature:	/s/ Stephen C. Freidheim, authorized signatory
Reporting Person:	Cyrus Capital Partners GP, LLC.
Address:	399 Park Avenue, 39th Floor New York, NY 10022
Designated Filer:	Stephen C. Freidheim
Issuer and Symbol:
Date of Event Requiring Statement:	10/01/10
Signature:	/s/ Stephen C. Freidheim, managing member
Reporting Person:	Stephen C. Freidheim
Address:	399 Park Avenue, 39th Floor New York, NY 10022
Designated Filer:	Stephen C. Freidheim
Issuer and Symbol:
Date of Event Requiring Statement:	10/01/10
Signature:	/s/ Stephen C. Freidheim